UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

0-50387

(Commission File Number)

Delaware	33-0844285
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)

(415) 371-9100
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into or Amendment of Material Definitive Agreement

     RedEnvelope, Inc. (the “Company”) entered into a Lease Agreement with Creekside III LLC effective as of April 1, 2004 (the “Lease”) under which the Company leases approximately 238,674 square feet of space where it houses its distribution center.1 The term of the Lease is from April 1, 2004 through July 31, 2006 and the Company has the option to renew the Lease for up to two renewal terms, the first from August 1, 2006 through July 31, 2007 and the second from August 1, 2007 through March 31, 2008. From April 1, 2004 through March 31, 2006, the monthly base rent is $64,640.88 and from April 1, 2006 through July 31, 2006 the monthly base rent is $68,618.78.

     The foregoing description of the Lease is qualified in its entirety by reference to the provisions of the Lease attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Lease Agreement between Creekside III LLC and RedEnvelope, Inc. effective as of April 1, 2004

[1]	Explanatory Note: An executed copy of the Lease Agreement was first delivered to the Company on November 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: November 22, 2004	By:	/s/ Alison May
Alison May, President and
Chief Executive Officer

Index to Exhibits

Exhibit
Number	Description
99.1	Lease Agreement between Creekside III LLC and RedEnvelope, Inc. effective as of April 1, 2004